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                                                                   EXHIBIT 22.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 9, 1998, on our audits of the consolidated financial statements of United States Financial Group, Incorporated and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



EICHLER BERGSMAN & CO., LLP



New York, New York
October 13, 1998